UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 26, 2021

CYTOSORBENTS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36792	98-0373793
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Deer Park Drive, Suite K, Monmouth Junction, New Jersey	08852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 329-8885

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common stock, $0.001 par value	CTSO	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

 ☐

Item 1.01 Entry into a Material Definitive Agreement

On March 26, 2021, CytoSorbents Medical Inc. (“CytoSorbents Medical”), a wholly-owned subsidiary of CytoSorbents Corporation (the “Company”), entered into a Lease (the “Lease Agreement”) with 300 CR LLC (the “Landlord”).

Pursuant to the Lease Agreement, the Company will lease approximately 48,500 square feet located at 305 College Road East, Township of Plainsboro, County of Middlesex, State of New Jersey (the “Premises”). The Company expects to house lab space, office space, warehouse and manufacturing space on the Premises and believes the Premises will, in the future, serve as the Company’s corporate headquarters. The Company expects to begin build out of the manufacturing facility in October 2021.

The lease will commence on the date on which the landlord receives approval for the construction of certain improvements and the existing lease with the prior tenant is terminated (the “Commencement Date”). The Initial Early Term begins on the Commencement Date and lasts to June 1, 2021. The Early Term commences on June 1, 2021 and lasts until the date of issuance of the certificate of occupancy for the manufacturing space. Commencing on the date of the receipt of the certificate of occupancy, the remaining lease term will last for 15.5 years (the “Remaining Term”). The Lease Agreement contains two five-year renewal options.

The lease requires monthly rental payments of approximately $25,000 for the Initial Early Term, $88,000 for the Early Term and initial monthly payments of approximately $111,000 in the first year of the Remaining Term. Following the first year of the Remaining Term, the annual base rent will increase by approximately 2.75% annually over the remaining portion of the Remaining Term. The lease also contains six months of rent abatement. In addition to the monthly rental payments described above, payments of operating expenses and real estate taxes will be required based on actual amounts incurred during 2021. The Landlord will also provide an allowance of approximately $1,455,000 related to certain building improvements set forth in the Lease Agreement.

The foregoing summary of the Lease Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the Lease Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference. Capitalized terms used in this section without definition are defined in the Lease Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information required by this Item 2.03 is set forth in Item 1.01 — Entry into a Material Definitive Agreement above and incorporated herein by reference.

Item 8.01 Other Events

On March 29, 2021, the Company issued a press release announcing the lease of the Premises. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, and intentions with respect to the leased Premises, including the date for expected build out of the manufacturing facility and that the Premises will in the future be used as the Company’s corporate headquarters, and are not historical facts and typically are identified by use of terms such as “may,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements in this Current Report on Form 8-K represent management’s current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, risks discussed in our Annual Report on Form 10-K, filed with the SEC on March 9, 2020, as updated by the risks reported in our Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We caution you not to place undue reliance upon any such forward-looking statements, particularly in light of the current coronavirus pandemic, where businesses can be impacted by rapidly changing state and federal regulations, as well as the health and availability of their workforce. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, other than as required under the Federal securities laws.

Item 9.01	Exhibits

(d) Exhibits

Exhibit No.	Description
10.1*	Lease, dated as of March 26, 2021, by and between 300 CR LLC and CytoSorbents Medical Inc.

99.1	Press Release of the Company, dated March 29, 2021

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

*	Portions of this exhibit are redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 31, 2021	CYTOSORBENTS CORPORATION

	By:	/s/ Dr. Phillip P. Chan
	Name:	Dr. Phillip P. Chan
	Title:	Chief Executive Officer